PROMISSORY NOTE

PROMISSORY NOTE

$35,477,897.16	Cincinnati, Ohio October 11 , 2006

          FOR VALUE RECEIVED, the undersigned, NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership, 10172 Linn Station Road, Louisville, Kentucky (the “Borrower”), hereby unconditionally promises to pay to the order of NATIONAL CITY BANK, a national banking association (the “Bank”), as payee, having an office at One East Fourth Street, Cincinnati, Ohio 45202, Attention: Commercial Real Estate Division, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Thirty-Five Million Four Hundred Seventy-Seven Thousand Eight Hundred Ninety-Seven and 16/100 Dollars ($35,477,897.16) or so much as is actually drawn by Borrower hereunder in lawful money of the United States of America with interest thereon at the LIBOR Loan Rate in accordance with the terms of this Note.

          1.        Definitions. The following terms shall have the following meanings as used in this Note:

          “Covenant Agreement” means that certain Covenant Agreement granted by Borrower to the Bank regarding certain real properties located in Jefferson County, Kentucky and more particularly described therein, together with any and all amendments, modifications or supplements thereto.

          “Default Rate” means an annual interest rate equal to the lesser of: (a) five and 00/100 percent (5.00%) plus the LIBOR Loan Rate existing at the time of calculation of the Default Rate, or (b) the maximum interest rate which Bank may by law charge Borrower.

          “Eurodollar Banking Day” means any Banking Day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business at Cincinnati, Ohio and in New York, New York.

          “Late Charge” means an amount equal to the greater of: (i) Twenty and No/100ths Dollars ($20.00), or (ii) five percent (5%) of the amount of such required but unpaid payment to Bank. Such Late Charge is imposed to help defray the expenses incurred by Bank in handling and processing the delinquent payment and to compensate Bank for the loss of the use of the delinquent payment and the amount shall be secured by the Mortgage and the other Loan Documents.

          “LIBOR Loan Rate” means a fluctuating rate which is equal to the sum of: (i) one and 75/100 percent (1.75%) per annum plus (ii) One Month Libor, adjusted daily by Bank to equal One Month LIBOR on each such date. Bank shall not be required to notify Borrower if there is any adjustment in the LIBOR Loan Rate. Borrower may, however, request a quote of the prevailing One Month LIBOR on any Banking Day.

          “Loan Documents” means this Note, the Covenant Agreement, the Mortgage and any other agreement, instrument, certificate or document now or hereafter executed to evidence or to secure the indebtedness evidenced by this Note, together with any and all modifications, amendments and supplements thereof.

          “Maturity Date” means November 15, 2007 (or such earlier date as the Bank may accelerate the indebtedness evidenced hereby by reason of Borrower’s default hereunder or under any other Loan Document).

          “Mortgage” means that certain Mortgage, Security Agreement and Fixture Financing Statement granted by Borrower to the Bank and encumbering certain real properties located in Jefferson County, Kentucky and more particularly described therein, together with any and all amendments, modifications or supplements thereto.

          “One Month Libor” means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of that loan and with a maturity one month after the date of reference are offered to Bank at 11:00 a.m. London time (or as soon thereafter as practicable) on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system “Page 3750” report, or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Bank may reference from time to time.

          2.        Applicable Interest Rate. Interest shall be computed at the Libor Loan Rate on a 360-day year basis and on the actual number of days elapsed. All sums payable hereunder shall be payable in lawful money of the United States at the address set forth above or at such other address as the Bank may specify by written notice to Borrower.

          3.        Interest Payments. Beginning on November 15, 2006 and continuing through November 15, 2007, Borrower shall make monthly interest payments at the LIBOR Loan Rate on the outstanding principal balance of the indebtedness evidenced hereby. The first such payment shall be due and payable on November 15, 2006 and subsequently such interest payments shall be due and payable on the 15th day of each successive calendar month thereafter and at maturity hereunder. Borrower shall pay, in a single payment, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all accrued interest thereon and any and all other sums then payable hereunder on November 15, 2007.

          4.        Principal Repayment. Prior to payment in full of this Note on the Maturity Date, Borrower shall make principal repayments at the time of the sale of any of the following properties in the amount set forth below:

Property Address	Release Price
Springs Office Building	Eleven Million and 00/100 Dollar ($11,000,000.00)

Blakenbaker Business Center I	Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00)

Blankenbaker Business Center II	Six Million and 00/100 Dollars ($6,000,000.00)

Springs Medical Office I	Eleven Million and 00/100 Dollars ($11,000,000.00)

          5.        Late Charges; Default Rate. If the Borrower fails to pay, in full, any interest payment or other sum required hereunder, including all sums due hereunder at Maturity, and such failure to pay continues for ten (10) days after the due date of such required payment, then, in addition to any interest which may accrue at the Default Rate, Borrower shall pay to Bank, upon demand, a Late Charge. Payment of such Late Charge shall not be construed as an agreement or privilege to extend the date of the payment of any interest payment or other sum required hereunder, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. The payment of a Late Charge will not cure or constitute a waiver of any Event of Default under this Note. In addition, Borrower agrees that upon the occurrence of an Event of Default, Bank shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum then outstanding hereunder at a per annum rate equal to the Default Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which all sums due hereunder are paid in full. Interest calculated at the Default Rate shall be added to the principal, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of this Note, nor as a waiver of any other right or remedy accruing to Bank by reason of the occurrence of any Event of Default.

          6.        Application of Payments Legal Rate of Interest. Payments, other than prepayments, will be applied first to interest payments in the order of their respective due dates. However, if a payment so applied would pay the principal amount of the Note in full but would leave Late Charges outstanding, the payment will instead be applied to Late Charges prior to being applied to the principal amount of this Note. This Note, the Mortgage and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Bank to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Mortgage and the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the LIBOR Loan Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Bank for the use, forbearance, or detention of the debt evidenced by this Note, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the debt evidenced by this Note does not exceed the maximum lawful rate of interest from time to time in effect and applicable to said debt for so long as the debt is outstanding.

          7.        Security for this Note. The indebtedness evidenced by this Note is secured by the Mortgage and the other Loan Documents. Reference is made to the Mortgage and such other Loan Documents for a description of the rights of the Bank and the security for the indebtedness evidenced by this Note. Neither this reference, the Mortgage or any other Loan Document, nor any action taken in respect thereof, shall affect or impair Borrower’s absolute and unconditional obligation for the payment of the indebtedness evidenced by this Note and other Loan Documents, together with interest thereon at the rate or rates provided above.

          8.        Events of Default. Any of the following events shall be an “Event of Default” under this Note:

           (a)      Borrower’s failure to make any payment of interest or principal or other sum required hereunder, within ten (10) days of the date when such payment first becomes due and payable after receipt of all written notices as required under the terms of the Mortgage;

           (b)      Borrower’s failure to make any payment which becomes due and payable under the Mortgage or any other Loan Document within ten (10) days after Borrower’s receipt of written notice from Bank that such amount was not paid when the same was due and payable;

(c) any other Event of Default shall occur under or as defined in the Mortgage or any other Loan Document, after the passage of all applicable written notice and cure periods; or

           (d)      Borrower voluntarily files or has filed against it a complaint or action for relief under any bankruptcy or insolvency laws, or for the appointment of a receiver for substantially all its assets, which, solely as to any such involuntary action, is not dismissed within ninety (90) days of its filing.

          9.        Remedies. If any Event of Default occurs, the Bank may, at its option, accelerate the Maturity Date of the Note. If the Bank chooses to accelerate, the entire unpaid principal amount, together with interest at the Default Rate set forth above, shall be immediately due and payable, without demand or notice, both of which are expressly waived by Borrower. In addition, at any time after and during the pendency of any Event of Default, the Bank may avail itself of any and all other rights and remedies which may then be available to the Bank hereunder, under any Loan Document, at law or in equity. In addition to all liens upon and rights of setoff against the money, securities, or other property of Borrower given to Bank by law, Bank shall have a lien upon and a right of setoff against all money, securities, and other property of Borrower, now or hereafter in possession of or on deposit with Bank, whether held in a general or special account or deposit, or for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon, or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Bank. Anything to the contrary contained herein notwithstanding, Bank shall have no right of set-off against any money, securities, or other property (including, but not limited to 401(k) or other pension funds) of any Affiliate of Borrower, including any lockbox or treasury management arrangement with Bank, based on an Event of Default. As used herein, “Affiliate” means any person controlling or controlled by or under common control with the Borrower, including, without limitation, a member, a person, a partner or other entity controlling or under common control with any such member, or a member of the immediate family of any such member.

          10.        Miscellaneous Provisions.

           (a)      If any provision of this Note or the application thereof to any person or circumstance shall be held invalid or unenforceable, the remainder of this Note or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be valid and enforceable to the fullest extent permitted by law.

           (b)      Borrower represents and warrants to Bank that all funds received in consideration of the making and delivery of this Note shall be used for business or commercial purposes. All notices required or permitted hereunder shall be given as provided in the Mortgage. This Note and, to the extent consistent with this Note, the other writings related hereto, set forth the entire agreement of Borrower and Bank as to the subject matter of this Note. Without limiting the generality of the foregoing, Borrower hereby acknowledges that Bank has not based, conditioned, or offered to base or condition the credit hereby evidenced or any charges, fees, interest rates, or premiums applicable thereto upon Borrower’s agreement to obtain any other credit, property, or service other than any loan, discount, deposit, or trust service from Bank. The provisions of this Note shall bind Borrower and Borrower’s heirs, executors, successors and assigns and benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note.

           (c)      This Note shall be construed and enforced according to, and governed by, the laws of the State of Ohio without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

(d) Presentment, notice of dishonor and protest are waived by Borrower and all debtors, sureties and endorsers. Time is of the essence with respect to all provisions of this Note.

(e) Absent manifest error, the Bank’s books and records shall be conclusive and binding with respect to the matters set forth therein.

           (f)      AS A MATERIAL INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL OF ITS OWN SELECTION, BORROWER AND BANK EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF EITHER PARTY AND ITS RESPECTIVE MEMBERS, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND BANK, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

          The Borrower authorizes any attorney-at-law, including an attorney engaged by Bank or any holder of this Note, to appear in any state or federal court of record in the United States after this Note or any portion thereof shall become due, whether occurring by lapse of time or by acceleration and after the receipt of written notice of default from Bank and Borrower’s failure to cure such default within thirty (30) days thereafter, waives the issuance and service of process and confesses judgment against the Borrower in favor of Bank for the amount then appearing due, together with costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against the Borrower shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons or entities against whom judgment has not been obtained thereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, Bank or any holder hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower.

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited partnership

By:   NTS REALTY CAPITAL, INC.,
        Its Managing General Partner

        By:   /s/ Neil A. Mitchell
              ——————————————
        Name: Neil A. Mitchell
Title: Senior Vice President